                                                                [CONFORMED COPY]


                                AMENDMENT NO. 4

          AMENDMENT NO. 4 (this "Agreement") dated as of March 13, 1997 among:
TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent").

          The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 14, 1995 (as from time to time amended, the "Credit Agreement"). The Company has requested the Lenders to amend the Credit Agreement in certain respects, and the Lenders are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the Agent's receipt of this Agreement, duly executed by each of the Obligors, the Required Lenders and the Agent, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B. Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Credit Agreement before giving effect to this Amendment No. 4, by amending and restating such definition to read as set forth below):

          "BFI" means Britz Fertilizer, Inc., a California corporation.

          "Britz Documents" means the Britz LLC Agreement and the Britz JV Agreement.

                                Amendment No. 4

          "Britz JV Agreement" means the Joint Venture Agreement among TI, BFI, Britz LLC and certain other Persons pursuant to which TI will acquire ownership interests in Britz LLC, as amended from time to time.

          "Britz LLC" means Britz Fertilizer, L.L.C., a Delaware limited liability company, as the same may be renamed from time to time.

          "Britz LLC Agreement" means the limited liability company management agreement for Britz LLC, as the same may be in effect from time to time.

          "Specified Acquisitions" means Investments (including, without limitation, Investments arising by reason of any merger or consolidation permitted under Section 5.02(d)(i)(y) but excluding Investments contemplated by the Port Neal Transaction) consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole. For purposes hereof, the amount of Specified Acquisitions made during any period shall include, without duplication, the aggregate amount of Investments in Britz LLC (other than those referred to in Section 5.02(f)(xvi)) made during such period and the aggregate amount of payments made during such period by Terra and its Subsidiaries in respect of the Obligations referred to in clauses (xv), (xvi) and (xvii) of Section 5.02(b).

          C. Transactions with Affiliates. Section 5.01(m) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (v) thereof, by substituting "; and" for the period at the end of clause (vi) thereof and by adding the following new clause (vii) thereto:

          "(vii) Investments in Britz LLC to the extent permitted hereunder and general and administrative and purchasing services for Britz LLC (including inventory purchasing arrangements, whether for inventory manufactured and/or produced by Terra or any of its Subsidiaries or

                                Amendment No. 4
     purchased from third parties, vendors or suppliers and including leasing and subleasing of furnishings, fixtures and equipment)."

          D. Debt. Section 5.02(b) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (xiii) thereof, by substituting a semicolon for the period at the end of clause (xiv) thereof and by adding the following new clauses (xv), (xvi) and (xvii) thereto:

          "(xv) if at any time Britz LLC is a Subsidiary of Terra, Capital Lease Obligations owing by Britz LLC to BFI with respect to fixtures, furniture, equipment and other Property in an aggregate principal amount presently contemplated to be approximately $25,400,000 but in no event exceeding $30,000,000, and (regardless of whether Britz LLC is a Subsidiary of Terra) the Guarantee of such Obligations by Terra or one or more of its Subsidiaries;

          (xvi) Debt of Terra (or one or more of its Subsidiaries) in a principal amount (presently contemplated to be approximately $20,000,000, subject to adjustment in connection with increases or decreases in BFI's capital account in Britz LLC) as required under the put/call provisions of the Britz JV Agreement, but in any event not exceeding $30,000,000, owing under one or more promissory notes payable by Terra or one or more of its Subsidiaries to BFI and/or one or more of BFI's Affiliates as consideration for the transfer by BFI to TI or one or more of its Subsidiaries of the membership interests in Britz LLC not theretofore held by TI and its Subsidiaries, and the Guarantee of such Debt by Terra or one or more of its Subsidiaries; and

          (xvii) Obligations of TI in a maximum amount not exceeding $5,000,000 owing to BFI and/or one or more of BFI's Affiliates under one or more consulting or service agreements, and the Guarantee of such Obligations by Terra or one or more of its Subsidiaries."

          E. Sales, Etc., of Assets. Section 5.02(e) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (vii) thereof, by substituting "; and" for the period at the end of clause (viii) thereof and by adding the following new clause (ix) thereto:

          "(ix) sales, transfers and other dispositions of assets to Britz LLC so long as such transactions are (if at the time Britz LLC is not a wholly owned Subsidiary of the

                                Amendment No. 4

     Company) in the ordinary course of business and on ordinary business terms."

          F. Investments. Section 5.02(f) of the Credit Agreement shall be amended by deleting the "and" at the end of clause (xiv) thereof, by substituting "; and" for the period at the end of clause (xv) thereof and by adding the following new clause (xvi) thereto:

          "(xvi) (x) working capital advances or loans made by Terra or one or more of its Subsidiaries to Britz LLC from time to time to the extent required or permitted pursuant to the terms of the Britz Documents; and (y) loans, advances and capital contributions made by Terra or one or more of its Subsidiaries to Britz LLC from time to time to finance the purchase by Britz LLC of furnishings, fixtures and equipment, real estate and/or equity interests in entities engaged in the same or allied lines of business in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding."

          Section 3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 4. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                                Amendment No. 4

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        THE BORROWERS
                                        -------------

                                        TERRA CAPITAL, INC.


                                        By /s/ F. G. Meyer
                                           -----------------------------
                                           Title:  Vice President

                                        TERRA NITROGEN, LIMITED PARTNERSHIP

                                        By Terra Nitrogen Corporation,
                                           its General Partner


                                           By /s/ Robert E. Thompson
                                              --------------------------
                                              Title:  Vice President


                                        GUARANTORS
                                        ----------

                                        TERRA INDUSTRIES INC.


                                        By /s/ F. G. Meyer
                                           -----------------------------
                                           Title:  Senior Vice President

                                        TERRA NITROGEN CORPORATION


                                        By /s/ Robert E. Thompson
                                           -----------------------------
                                           Title:  Vice President

                                        BEAUMONT METHANOL, LIMITED
                                          PARTNERSHIP

                                        By Terra Methanol Corporation,
                                           its General Partner


                                           By /s/ G. H. Valentine
                                              --------------------------
                                              Title:  Vice President


                                Amendment No. 4

                              TERRA METHANOL CORPORATION


                              By /s/ G. H. Valentine
                                 ---------------------------
                                Title:  Vice President


                              BMC HOLDINGS, INC.


                              By /s/ G. H. Valentine
                                 ---------------------------
                                Title:  Vice President


                              TERRA CAPITAL HOLDINGS, INC.


                              By /s/ F. G. Meyer
                                 ---------------------------
                                Title:  Vice President


                              THE AGENT
                              ---------

                              CITIBANK, N.A.


                              By /s/ Judith Fishlow Minter
                                 ---------------------------
                                Title:  Attorney-in-Fact


  COMMITMENTS                 THE LENDERS
  -----------                 -----------

Terra Commitment              CITIBANK, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Mary W. Corkran
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              THE CHASE MANHATTAN BANK
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Peter M. Ling
                                 ---------------------------
                                Title:  Vice President


                               Amendment No. 4

Terra Commitment              ARAB BANKING CORPORATION
----------------
 $15,620,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By /s/ Grant E. McDonald
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              BANK OF AMERICA ILLINOIS
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ M. H. Claggett
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              THE BANK OF NOVA SCOTIA
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ F. C. H. Ashby
                                 ---------------------------
                                Title:   Senior Manager Loan
                                          Operations


Terra Commitment              CAISSE NATIONAL DE CREDIT AGRICOLE
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Dean Balice
                                 ---------------------------
                                Title:  Senior Vice President
                                         Branch Manager

Terra Commitment              COOPERATIEVE CENTRALE RAIFFEISEN-
----------------                  BOERENLEEBANK, B.A. "RABOBANK
 $14,980,000.00                   NEDERLAND", NEW YORK BRANCH

TNLP Commitment
---------------
 $ 1,054,929.57
                              By /s/ W. Jeffrey Vollack
                                 ---------------------------
                                Title:  Vice President, Manager


                              By /s/ Angela R. Reilly
                                 ---------------------------
                                Title:  Vice President


                                Amendment No. 4

Terra Commitment              CREDIT LYONNAIS CHICAGO BRANCH
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Julie T. Kanak
                                 ---------------------------
                                Title:  Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH


                              By /s/ Julie T. Kanak
                                 ---------------------------
                                Title:  Authorized Signature


Terra Commitment              DRESDNER BANK AG, CHICAGO AND GRAND
----------------                  CAYMAN BRANCHES
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Robert Grella
                                 ---------------------------
                                Title:  Vice President


                              By /s/ B. Craig Erickson
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              FIRST BANK NATIONAL ASSOCIATION
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ David Y. Kopolow
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              THE FUJI BANK, LIMITED
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Peter L. Chinnici
                                 ---------------------------
                                Title:  Joint General Manager


Terra Commitment              MELLON BANK, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ John K. Walsh
                                 ---------------------------
                                Title:  Vice President


                                Amendment No. 4

Terra Commitment              NATIONSBANK OF TEXAS, N.A.
----------------
 $26,980,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By /s/ Suzanne B. Smith
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              UNION BANK OF SWITZERLAND, NEW YORK
----------------                  BRANCH
 $15,620,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By /s/ Douglas Edwards
                                 ---------------------------
                                Title:  Vice President


                              By /s/ Mary V. Turnbach
                                 ---------------------------
                                Title:  Assistant Treasurer


Terra Commitment              BOATMEN'S NATIONAL BANK
----------------
 $ 7,000,000.00

TNLP Commitment
---------------
 $   492,957.75               By /s/ Mark Johnsrud
                                 ---------------------------
                                Title:  Vice President


Terra Commitment              BANQUE NATIONAL DE PARIS
----------------
 $ 5,000,000.00

TNLP Commitment
---------------
 $   352,112.68               By /s/ Arnaud Collin du Bocage
                                 ---------------------------
                                Title:  Executive Vice President
                                         and General Manager


                                Amendment No. 4